UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Approval of Executive Incentive Compensation Plan as Amended and Restated

At the 2005 Annual Meeting of Shareholders of Fiserv, Inc. (the “Company”) which was held on April 6, 2005, the shareholders approved the Fiserv, Inc. Executive Incentive Compensation Plan, as amended and restated (the “Incentive Compensation Plan”). The Incentive Compensation Plan authorizes annual cash bonuses based on achievement of performance goals as described in the Incentive Compensation Plan. The Incentive Compensation Plan is effective for the year beginning January 1, 2005 and subsequent years thereafter unless and until terminated by the Company’s Board of Directors.

A copy of the Incentive Compensation Plan is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Approval of Stock Option and Restricted Stock Plan as Amended and Restated

At the 2005 Annual Meeting of Shareholders of the Company which was held on April 6, 2005, the shareholders approved the Fiserv, Inc. Stock Option and Restricted Stock Plan, as amended and restated (the “Stock Plan”). The Stock Plan is effective as of February 16, 2005 until terminated by the Company’s Board of Directors.

A copy of the Stock Plan is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1	Executive Incentive Compensation Plan as Amended and Restated. (filed as Exhibit A to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders and incorporated herein by reference (File No. 000-14948)).

10.2	Stock Option and Restricted Stock Plan as Amended and Restated. (filed as Exhibit B to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders and incorporated herein by reference (File No. 000-14948)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 12, 2005	By:	/s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

FISERV, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Incentive Compensation Plan as Amended and Restated. (filed as Exhibit A to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders and incorporated herein by reference (File No. 000-14948)).

10.2	Stock Option and Restricted Stock Plan as Amended and Restated. (filed as Exhibit B to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders and incorporated herein by reference (File No. 000-14948)).